Better Choice Company Reports Record First Quarter 2022 Gross Sales of $19.7 Million
and Net Sales of $17.0 million, an Increase of 57% Year-Over-Year
NEW YORK, NY, May 12, 2022 -- Better Choice Company Inc. (NYSE: BTTR) (the “Company” or “Better Choice”), a pet health and wellness company, today reported its financial results for the first quarter ended March 31, 2022.
“We are excited to share our record Q1 2022 financial results. In spite of unprecedented supply chain disruptions felt across the consumer-packaged goods industry, we were able to deliver 57% growth in net sales relative to Q1 2021, driven by 178% growth in International sales and 129% growth in Brick & Mortar sales. The $19.7m of gross sales generated in this quarter represents an all-time high for Better Choice, surpassing the $15.9m generated in Q3 2021 by $3.8m and representing sequential quarterly growth of $6.1m, or 45% relative to Q4 2021,” said Scott Lerner, CEO of Better Choice.
“We have created a strong foundation for continued growth through our diverse sales platforms including Pet Specialty, E-commerce, Direct-to-Consumer and International. Our goal is to reach millennial pet parents enabling the purchase of Halo products, wherever, whenever and however they choose. Our International business is growing rapidly, and we have already launched in over 1,500 pet specialty stores including Petco, Pet Supplies Plus and key independent retailers, and remain on track to achieve our target of 2,000 pet specialty stores by the end of 2022,” continued Mr. Lerner.
“In addition to delivering record sales growth, we also realized meaningful sequential gross margin improvement, achieving a gross margin of 28% in Q1 2022 vs. 25% in Q4 2021. This improvement in Q1 2022 was driven by several key factors, including the shift of domestic kibble production to a new co-manufacturer, the consolidation of production runs across our portfolio and the optimization of our product mix. In the second half of 2022 we have a lot of exciting new developments planned, including the continued distribution of Halo Elevate® nationwide and the rebrand of Halo Holistic™ and Trudog. Our cash position remains strong, and we are very excited for the continued growth we expect in the remainder of 2022 and beyond,” finished Mr. Lerner.
First Quarter 2022 Operational Updates
•Launched Halo Elevate®, a new super premium natural pet food with expected distribution of 2,000 pet specialty stores
•Realized $6.9m International sales in Q1, representing 178% quarter-over-quarter growth.
•Realized $4.3m Brick & Mortar sales in Q1, representing 129% quarter-over-quarter growth.
Financial Results for the First Quarter 2022
•First Quarter 2022 Gross sales of $19.7m
•First Quarter 2022 Net sales of $17.0m
•First Quarter 2022 Loss from operations of $4.0m
•First Quarter 2022 Net Loss available to common stockholders of $4.0m
•First Quarter 2022 Adjusted EBITDA loss of $2.0m

Conference Call and Webcast Information
The Company will host a conference call and audio webcast on Thursday, May 12, 2022 at 8:30 am (Eastern Time) to answer questions about the Company's operational and financial highlights for the first quarter of 2022.

Event:	Better Choice First Quarter 2022 Earnings Call
Date:	Thursday, May 12, 2022
Time:	8:30 a.m. Eastern Time
Live Call:	+1-877-300-8521 (U.S. Toll-Free) or +1-412-317-6026 (International)
Webcast:	https://viavid.webcasts.com/starthere.jsp?ei=1542683&tp_key=165b3ab3ad
For interested individuals unable to join the conference call, a dial-in replay of the call will be available until May 26, 2022 and can be accessed by dialing +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International) and entering replay pin number: 10166367.

Better Choice Company Inc.
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Net sales	$17,014	$10,830
Cost of goods sold	12,307	6,554
Gross profit	4,707	4,276
Operating expenses:
Selling, general and administrative	7,577	6,889
Share-based compensation	1,091	2,525
Total operating expenses	8,668	9,414
Loss from operations	(3,961)	(5,138)
Other expense:
Interest expense, net	(76)	(835)
Loss on extinguishment of debt	—	(394)
Change in fair value of warrant liabilities	—	(6,483)
Total other expense, net	(76)	(7,712)
Net loss before income taxes	(4,037)	(12,850)
Income tax expense	3	—
Net loss available to common stockholders	$(4,040)	$(12,850)

Weighted average number of shares outstanding, basic	29,289,504	9,587,509
Weighted average number of shares outstanding, diluted	29,289,504	9,587,509
Net loss per share available to common stockholders, basic	$(0.14)	$(1.38)
Net loss per share available to common stockholders, diluted	$(0.14)	$(1.38)

Better Choice Company Inc.
Unaudited Condensed Consolidated Balance Sheets
(Dollars in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
Assets
Cash and cash equivalents	$16,455	$21,729
Restricted cash	6,963	7,213
Accounts receivable, net	9,716	6,792
Inventories, net	8,284	5,245
Prepaid expenses and other current assets	2,874	2,940
Total Current Assets	44,292	43,919
Fixed assets, net	490	369
Right-of-use assets, operating lease	44	56
Intangible assets, net	11,205	11,586
Goodwill	18,614	18,614
Other assets	101	116
Total Assets	$74,746	$74,660
Liabilities & Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$5,726	$4,553
Accrued and other liabilities	1,448	1,879
Term loan, net	979	855
Operating lease liability	46	54
Total Current Liabilities	8,199	7,341
Non-current Liabilities
Term loan, net	4,237	4,559
Line of credit, net	7,360	4,856
Deferred tax liability	24	24
Operating lease liability	—	5
Total Non-current Liabilities	11,621	9,444
Total Liabilities	19,820	16,785
Stockholders’ Equity (Deficit)
Common Stock, $0.001 par value, 200,000,000 shares authorized, 29,364,712 and 29,146,367 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	29	29
Series F Preferred Stock, $0.001 par value, 30,000 shares authorized, 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	—	—
Additional paid-in capital	318,193	317,102
Accumulated deficit	(263,296)	(259,256)
Total Stockholders’ Equity (Deficit)	54,926	57,875
Total Liabilities and Stockholders’ Equity (Deficit)	$74,746	$74,660

Non-GAAP Measures
Better Choice Company defines Adjusted EBITDA as EBITDA further adjusted to eliminate the impact of certain items that we do not consider indicative of our core operations. Adjusted EBITDA is determined by adding the following items to net loss: interest expense, tax expense, depreciation and amortization, share-based compensation, warrant expense, loss on disposal of assets, change in fair value of warrant liabilities, gain or loss on extinguishment of debt, equity and debt offering expenses and other non-recurring expenses.
The Company presents Adjusted EBITDA as it is a key measure used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. We believe that the disclosure of Adjusted EBITDA is useful to investors as this non-GAAP measure forms the basis of how our management team reviews and considers our operating results. By disclosing this non-GAAP measure, we believe that we create for investors a greater understanding of and an enhanced level of transparency into the means by which our management team operates our company. We also believe this measure can assist investors in comparing our performance to that of other companies on a consistent basis without regard to certain items that do not directly affect our ongoing operating performance or cash flows.
Adjusted EBITDA does not represent cash flows from operations as defined by GAAP. Adjusted EBITDA has limitations as a financial measure and you should not consider it in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net loss, gross margin, and our other GAAP results.
The following table presents a reconciliation of net loss, the closest GAAP financial measure, to EBITDA and Adjusted EBITDA for each of the periods indicated:
Better Choice Company Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Dollars in thousands)

	Three Months Ended March 31,
	2022	2021
Net loss available to common stockholders	$(4,040)	$(12,850)
Interest expense, net	76	835
Tax expense	3	—
Depreciation and amortization	409	411
EBITDA	(3,552)	(11,604)
Non-cash share-based compensation and warrant expense (a)	1,091	2,590
Loss on disposal of assets	2	56
Non-cash change in fair value of warrant liability and warrant derivative liability	—	6,483
Loss on extinguishment of debt	—	394
Offering relating expenses (b)	—	196
Non-recurring strategic branding initiatives (c)	306	—
Non-recurring and other expenses (d)	135	856
Adjusted EBITDA	$(2,018)	$(1,029)
(a) Reflects non-cash expenses related to equity compensation awards. 2021 additionally includes non-cash expenses related to stock purchase warrants issued for third-party services provided. Share-based compensation is an important part of the Company's compensation strategy and without our equity compensation plans, it is probable that salaries and other compensation related costs would be higher.
(b) Reflects administrative costs associated with the registration of common shares and other debt and equity financing transactions.
(c) Includes one-time marketing agency and design fees for our strategic re-branding initiatives.
(d) For the three months ended March 31, 2022, includes non-recurring severance costs and non-recurring professional fees. For the three months ended March 31, 2021, includes non-recurring severance costs of $0.7 million, non-cash third party share-based compensation of $0.3 million, non-recurring consulting costs of $0.2 million and director fees of $0.1 million, partially offset by a $0.5 million reduction to sales tax liability.

About Better Choice Company Inc.
Better Choice Company Inc. is a rapidly growing pet health and wellness company committed to leading the industry shift toward pet products and services that help dogs and cats live healthier, happier and longer lives. We take an alternative, nutrition-based approach to pet health relative to conventional dog and cat food offerings and position our portfolio of brands to benefit from the mainstream trends of growing pet humanization and consumer focus on health and wellness. We have a demonstrated, multi-decade track record of success selling trusted pet health and wellness products and leverage our established digital footprint to provide pet parents with the knowledge to make informed decisions about their pet’s health. We sell the majority of our dog food, cat food and treats under the Halo and TruDog brands, which are focused, respectively, on providing sustainably sourced kibble and canned food derived from real whole meat, and minimally processed raw-diet dog food and treats. For more information, please visit https://www.betterchoicecompany.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. The Company has based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Some or all of the results anticipated by these forward-looking statements may not be achieved. Further information on the Company’s risk factors is contained in our filings with the SEC. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Company Contact:
Better Choice Company, Inc.
Scott Lerner, CEO

Investor Contact:
KCSA Strategic Communications
Valter Pinto, Managing Director
T: 212-896-1254
Valter@KCSA.com